                                                                    Exhibit 99.1

[CENTURY BUSINESS SERVICES, INC. LETTERHEAD]             [PRESS RELEASE GRAPHIC]


FOR IMMEDIATE RELEASE                   CONTACT: WARE GROVE
                                                 Chief Financial Officer
                                                 -or-
                                                 KATE KOWALSKI
                                                 Director, Corporate Relations
                                                 Century Business Services, Inc.
                                                 Cleveland, Ohio
                                                 (216) 447-9000

                    CBIZ REPORTS SECOND-QUARTER 2003 RESULTS

Cleveland, Ohio (July 29, 2003)--CBIZ (Century Business Services, Inc.) (NASDAQ:
CBIZ) today announced its financial results for the second quarter of 2003.

CBIZ reported revenue of $126.1 million for the quarter ended June 30, 2003, an increase of approximately $0.9 million over last year's second-quarter revenue of $125.2 million. Same-unit revenue for the second quarter was flat compared with a year ago with the increase in overall revenue attributed to acquisitions. Net income from continuing operations for the quarter was $3.3 million, or $0.03 per diluted share, compared with $2.0 million, or $0.02 per diluted share, recorded for the second quarter of 2002.

Second-quarter results include a $1.8 million pre-tax gain on sale, primarily related to the sale of Health Administration Services, Inc. which was announced on June 9, 2003. Also included in the second-quarter results is an impairment charge of approximately $400,000 relating to a note receivable which is reflected in other income (expense).

As of June 30, 2003, CBIZ had utilized cash flow to completely eliminate bank debt and held $2.6 million in short-term surplus cash investments. This compares with a bank debt balance of $33 million as of June 30 a year ago.

"Our second-quarter results demonstrate continued progress compared with a year ago," remarked Steven L. Gerard, Chairman and Chief Executive Officer. "Our operating results continue to improve, and are in line with our expectations for 2003 despite the continuing weak economy. Our strong cash flow enabled CBIZ to commence a Dutch Auction Tender Offer during the second quarter which we successfully concluded in July with the purchase of approximately 10 million shares. The favorable impact from this transaction will be reflected in our full-year 2003 results.

"Our acquisition program continues to target specific opportunities where we can strengthen our business," continued Gerard. "In the past 90 days, we announced acquisitions in the Salt Lake City and Southern

California markets, and the hiring of a team of five individuals who will strengthen our corporate recovery business throughout the country."

For the six-month period ended June 30, 2003, CBIZ reported revenue of $272.4 million compared with $267.4 million for the six-month period a year ago. Same-unit revenue increased 1.0% for the first six months. Acquisitions, net of divestitures, contributed approximately 1.0% to revenue growth for the first six months of 2003. Net income from continuing operations increased to $13.6 million in 2003, or $0.14 per diluted share, from $12.0 million for the first six months of 2002, or $0.12 per diluted share. In addition to the items included in the second-quarter results, the first six months' results include an impairment charge of $1.6 million reflected in other income (expense) and approximately $0.7 million of corporate general expense primarily associated with severance-related expense in connection with corporate restructuring activities in the first quarter.

CBIZ will host a conference call today at 11 a.m. (ET) to discuss these results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-866-868-1109 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-413-2404. A replay of the call will be available starting at 1:00 p.m.
(ET) July 29 through midnight (ET), August 1, 2003. The dial-in number for the replay is 1-888-843-8996. If you are listening from outside the United States, dial 1-630-652-3044. The access code for the replay is 7459460. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small and medium-sized companies throughout the United States. As the largest benefits specialist, the ninth-largest accounting company, and one of the ten largest valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 33 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call the Investor Relations Office at
(216) 447-9000 or visit www.cbiz.com.


6480 Rockside Woods Blvd., South * Suite 330 * Cleveland, OH 44131 *
                   Phone (216) 447-9000 * Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                              FINANCIAL HIGHLIGHTS
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)

                                                                           THREE MONTHS ENDED
                                                                                 JUNE 30,
                                                                  ---------------------------------------
                                                                      2003      %       2002 (1)      %
                                                                  ---------   -----    ---------    -----
Revenue                                                           $ 126,080   100.0%   $ 125,163    100.0%

Operating expenses                                                  112,489    89.2%     112,128     89.6%
                                                                  ---------   -----    ---------    -----
Gross margin                                                         13,591    10.8%      13,035     10.4%
Corporate general and administrative                                  4,772     3.8%       5,159      4.1%
Depreciation and amortization                                         4,350     3.5%       5,007      4.0%
                                                                  ---------   -----    ---------    -----
Operating income                                                      4,469     3.5%       2,869      2.3%
Other income (expense):
   Interest expense                                                    (297)   -0.2%        (653)    -0.5%
   Gain on divested operations, net                                   1,784     1.4%          86      0.1%
   Other income (expense), net                                         (155)   -0.1%       1,104      0.9%
                                                                  ---------   -----    ---------    -----
      Total other income, net                                         1,332     1.1%         537      0.4%
Income from continuing operations before income
  tax expense                                                         5,801     4.6%       3,406      2.7%
Income tax expense                                                    2,468                1,452
                                                                  ---------   -----    ---------    -----
Income from continuing operations                                     3,333     2.6%       1,954      1.6%
Income from operations of discontinued business, net of tax              97                   74
Loss on disposal of discontinued business, net of tax                  (183)                (892)
                                                                  ---------   -----    ---------    -----
Income before cumulative effect of change in accounting
  principle                                                           3,247     2.6%       1,136      0.9%
Cumulative effect of a change in accounting principle, net of
  tax                                                                    --
                                                                  ---------   -----    ---------    -----
Net income                                                        $   3,247     2.6%   $   1,136      0.9%
                                                                  =========            =========
Diluted earnings (loss) per share:

   Continuing operations                                          $    0.03            $    0.02
   Discontinued operations                                               --                (0.01)
   Cumulative effect of change in accounting principle                   --                   --
                                                                  ---------            ---------
   Net income                                                     $    0.03            $    0.01
                                                                  =========            =========
   Diluted shares outstanding                                        97,178               97,595

OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (2)                                                          $   4,314            $   3,973
EBITDA (2)                                                        $   8,664            $   8,980


(1) Certain amounts in the 2002 financial statements have been reclassified to account for discontinued operations subsequent to June 30, 2002, and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."


(2) EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

      6480 Rockside Woods Blvd., South * Suite 330 * Cleveland, OH 44131 *
                   Phone (216) 447-9000 * Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                              FINANCIAL HIGHLIGHTS

              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)

                                                                            SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                 ---------------------------------------
                                                                   2003        %       2002 (1)     %
                                                                 ---------   -----    ---------   -----
Revenue                                                          $ 272,375   100.0%   $ 267,367   100.0%
Operating expenses                                                 230,550    84.6%     227,522    85.1%
                                                                 ---------   -----    ---------   -----
Gross margin                                                        41,825    15.4%      39,845    14.9%
Corporate general and administrative                                10,021     3.7%      10,029     3.8%
Depreciation and amortization                                        8,647     3.2%       9,938     3.7%
                                                                 ---------   -----    ---------   -----
Operating income                                                    23,157     8.5%      19,878     7.4%

Other income (expense):
   Interest expense                                                   (620)   -0.2%      (1,471)   -0.6%
   Gain on divested operations, net                                  1,784     0.7%       1,110     0.4%
   Other income (expense), net                                        (693)   -0.3%       1,606     0.6%
                                                                 ---------   -----    ---------   -----
      Total other income, net                                          471     0.2%       1,245     0.5%
Income from continuing operations before income
   tax expense                                                      23,628     8.7%      21,123     7.9%
Income tax expense                                                  10,043                9,085
                                                                 ---------   -----    ---------   -----
Income from continuing operations                                   13,585     5.0%      12,038     4.5%
Loss from operations of discontinued business, net of tax             (154)                (366)   -0.1%
Loss on disposal of discontinued business, net of tax                 (183)              (1,236)   -0.5%
                                                                 ---------   -----    ---------   -----
Income before cumulative effect of change in accounting
  principle                                                         13,248     4.9%      10,436     3.9%
Cumulative effect of a change in accounting principle, net of
  tax                                                                   --              (80,007)
                                                                 ---------   -----    ---------   -----
Net income (loss)                                                $  13,248     4.9%   $ (69,571)  -26.0%
                                                                 =========            ========
Diluted earnings (loss) per share:
   Continuing operations                                         $    0.14            $   0.12
   Discontinued operations                                              --               (0.02)
   Cumulative effect of change in accounting principle                  --               (0.82)
                                                                 ---------            --------
   Net income (loss)                                             $    0.14            $  (0.72)
                                                                 =========            ========
   Diluted shares outstanding                                       97,073              97,349

OTHER DATA FROM CONTINUING OPERATIONS:
EBIT (2)                                                         $  22,464            $ 21,484
EBITDA (2)                                                       $  31,111            $ 31,422

(1) Certain amounts in the 2002 financial statements have been reclassified to account for discontinued operations subsequent to June 30, 2002, and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets."

(2) EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).


      6480 Rockside Woods Blvd., South * Suite 330 * Cleveland, OH 44131 *
                   Phone (216) 447-9000 * Fax (216) 447-9007